`UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 24, 2025
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

Repurchase Transaction

On February 24, 2025, Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”) and Delek US Holdings, Inc., a Delaware corporation (the “Company”), entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) whereby the Partnership may repurchase common units of limited partnership interest in the Partnership (“Common Units”) from time to time from the Company in one or more transactions for an aggregate purchase price of up to $150 million through December 31, 2026 (each such repurchase, a “Repurchase” and all Repurchases, the “Repurchase Transaction”). The purchase price per Common Unit in each Repurchase will be the 30-day volume weighted average price of the Common Units at the close of trading on the day prior to the closing date, subject to certain limitations set forth in the Purchase Agreement. The Partnership may fund Repurchases using cash on hand or borrowings under its existing credit facility, subject to compliance with applicable covenants.

The terms of the Repurchase Agreement were unanimously approved by the Board of Directors (the “Board”) of Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Conflicts Committee of the Board consisting solely of independent directors, as well as the independent Audit Committee of the Board of Directors of the Company. The Conflicts Committee retained independent legal advisors to assist it in evaluating and negotiating the Purchase Agreement and the Repurchase Transaction.

The Company made customary representations and warranties in the Purchase Agreement, including, among others, representations and warranties as to its organization, authorization to enter into the Purchase Agreement, ownership of the Repurchased Units and necessary consents and approvals. The Partnership also made customary representations and warranties in the Purchase Agreement, including, among others, representations and warranties as to its organization, authorization to enter into the Purchase Agreement and necessary consents and approvals.

Relationships

The Partnership is managed and controlled by the General Partner. The General Partner is wholly owned by the Company and its affiliates. As a result, certain individuals, including officers and directors of the Company, its affiliates and the General Partner, serve as officers and/or directors of the Partnership. In addition, the Company owns 34,111,278 Common Units through the its subsidiaries, representing approximately 63.6% of the Common Units outstanding as of the date hereof prior to giving effect to any Repurchase described herein.

Item 2.02 Results of Operations and Financial Condition

On February 25, 2025, the Company announced its financial results for the quarter ended December 31, 2024. The full text of the press release is furnished as Exhibit 99.1 hereto.

The information in the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” on Form 8-K. The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

On February 25, 2025, the Company will use the materials included in Exhibit 99.2 (the "Earnings Call Slides") to this report in connection with the fourth quarter earnings call. The Earnings Call Slides are incorporated into this Item 7.01 by this reference and will also be available on the Company's website at www.delekus.com.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release of Delek US Holdings, Inc. issued on February 25, 2025.

99.2	Earnings Call Slides to be used on February 25, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2025	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President, Delek Logistics, and Chief Financial Officer (Principal Financial Officer)